EX-(j)(2)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the captions “Legal Counsel” and “Counsel” included in or made a part of Post-Effective Amendment No. 32 to the Registration Statement of PNC Advantage Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP Ropes & Gray LLP
Washington, D.C.
September 28, 2010